UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 11, 2005

CALYPSO WIRELESS, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 001-08497

Delaware	13-5671924
(State of Incorporation)	(I.R.S. Employer Identification No.)

5153 N.W. 158th Street, Miami Lakes, FL	33014
(Address Of Principal Executive Offices)	(ZIP Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (305) 828-3418

TABLE OF CONTENTS

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT
ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT Back to Table of Contents

The Registrant reports in this current report on Form 8-K a change in certifying accountants. On June 11, 2005, the Registrant's certifying accountant, R.E. Bassie & Co., was terminated as the Registrant's independent accountants.

(a)(1) Previous Independent Accountant

(i) The Registrant reports a change in certifying accountants, which involved the termination of R. E. Bassie & Co. on July 11, 2005.

(ii) R. E. Bassie's reports on the Company's consolidated financial statements for the fiscal years ended December 31, 2004 and 2003 did not contain an adverse opinion or disclaimer of opinion, and were not modified as to uncertainty, audit scope, or accounting principles, except as described below. The report dated April 15, 2005 did make reference as discussed in Note 9 to the financial statements, the 2003 and 2002 consolidated financial statements have been restated to correct errors which resulted in the overstatement of software development costs, the understatement of research and development expenses and the understatement of net losses for the years ended December 31, 2003 and 2002. Accordingly, an adjustment had been made to retained earnings at December 31, 2003 to correct the errors

In connection with the audits of the Company's financial statements for the years ended December 31, 2004 and 2003, there were no disagreements with R. E. Bassie & Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to R. E. Bassie and Co.’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company’s consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

(iii) The decision to terminate the former independent accountant was recommended and approved by the board of directors of the Registrant on July 11, 2005.

(a)(2) Engagement of New Independent Accountant.

On July 11, 2005, the Registrant's board of directors recommended and approved the engagement of Malone & Bailey, P.C., as its independent accountant to audit the Registrant's financial statements for its fiscal year ended December 31, 2005.

(a)(3) The Registrant has provided R. E. Bassie & Co.  with a copy of the disclosures it is making in response to this Item. The Registrant has requested R. E. Bassie & Co. to furnish a letter addressed to the Commission stating whether it agrees with the statements made by the Registrant in (a)(1)(i) and (ii) above and, if not, stating the respects in which R. E. Bassie & Co. does not agree. The Registrant has filed the letter as exhibit 16.1 to this current report containing this disclosure.

During the years ended December 31, 2004 and 2003 and subsequent to December 31, 2004 through the date of this report, neither the Registrant nor anyone acting on its behalf consulted with Malone & Bailey, PC regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's consolidated financial statements, nor has Malone & Bailey, PC provided to the Registrant a written report or oral advice regarding such principles or audit opinion on any manner that was the subject of a disagreement or reportable events set forth in Item 304(a)(iv) and (v), respectively, of Regulation S-K with the Registrant's former accountants.

The Registrant has requested that Malone & Bailey, PC review the disclosure in this report on Form 8-K and provided Malone & Bailey, PC the opportunity to furnish the Registrant with a letter addressed to the Commission containing any new information, clarification of the Registrant's expression of its views, or the respects in which Malone & Bailey, PC dies bit agree with the statements made by the Registrant in this report. Malone & Bailey, PC has advised the Registrant that no such letter need be issued.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS Back to Table of Contents

On June 22, 2005, the Registrant accepted the resignation of Robert Leon, former chief technical officer of the Registrant, as an officer. The letter of resignation addressed to the Registrant, which is attached as exhibit 17.1 to this current report, stated that Mr. Leon had no disagreements with the Registrant's operations, policies or practices.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS Back to Table of Contents

(b) The following documents are filed as exhibits to this current report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit Number	Description
16.1	Letter of R. E. Bassie & Co. dated July 11, 2005 addressed to the SEC
17.1	Letter of Resignation of Robert Leon dated June 22, 2005 as chief technical officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following person on behalf of the registrant and in the capacity and on the date indicated.

/s/ JOHN W. STUMP, III John W, Stump, III Chief Financial Officer Date: July 22, 2005